Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Brooke Corporation to which this consent is attached of our report dated February 24, 2006, with respect to the financial statements of Brooke Corporation included in its annual report on Form 10-K for the year ended December 31, 2005.

/s/ SUMMERS, SPENCER & CALLISON, CPAs, CHARTERED

Summers, Spencer & Callison, CPAs, Chartered

Topeka, Kansas

December 26, 2006